Exhibit 99.1
ANNACO, INC.

FINANCIAL STATEMENTS

November 30, 2006 and 2005

ANNACO, INC.
TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statements of Income	3

Statements of Retained Earnings	3

Statements of Cash Flows	4

Notes to Financial Statements	5 - 7

INDEPENDENT AUDITORS’ REPORT
Board of Directors and Stockholders
Metalico, Inc.
Cranford, NJ
We have audited the accompanying consolidated balance sheets of Annaco, Inc. (the “Company”) as of November 30, 2006 and 2005 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at November 30, 2006 and 2005 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
August 23, 2007

ANNACO, INC.
BALANCE SHEETS
November 30, 2006 and 2005

	2006	2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,253,408	$2,891,643
Accounts receivable	7,293,265	6,176,295
Inventories	1,656,453	3,235,331
Prepaid expenses	108,151	182,415

TOTAL CURRENT ASSETS	16,311,277	12,485,684

PROPERTY, EQUIPMENT AND IMPROVEMENTS
Machinery and equipment	7,806,975	7,863,582
Furniture and fixtures	252,707	243,558
Transportation equipment	751,899	655,649
Leasehold improvements	676,261	535,261

Total	9,487,842	9,298,050
Less: Accumulated depreciation	6,248,352	5,849,514

TOTAL PROPERTY, EQUIPMENT AND IMPROVEMENTS	3,239,490	3,448,536

OTHER ASSETS
Intangibles - Net of accumulated amortization of $61,299 in 2006 and $56,295 in 2005	13,701	18,705
Deposits	173,377	262,708

TOTAL OTHER ASSETS	187,078	281,413

TOTAL ASSETS	$19,737,845	$16,215,633

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Note payable - current portion	$21,541	$21,541
Accounts payable	1,052,693	1,288,446
Accrued salaries and wages	3,487,638	2,810,236
Accrued retirement plan contribution	411,000	400,000
Other accrued expenses	312,039	263,870

TOTAL CURRENT LIABILITIES	5,284,911	4,784,093

LONG TERM LIABILITIES
Note payable	16,156	37,698

STOCKHOLDERS’ EQUITY
Common stock, no par value, stated value $10 per share, 250 shares authorized, 100 shares issued and outstanding	1,000	1,000
Additional paid-in capital	108,207	108,207
Retained earnings	14,327,571	11,284,635

TOTAL STOCKHOLDERS’ EQUITY	14,436,778	11,393,842

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,737,845	$16,215,633

The accompanying Notes are an integral part of these financial statements.

ANNACO, INC.
STATEMENTS OF INCOME
For the Years Ended November 30, 2006 and 2005

	2006	2005

NET SALES	$65,385,344	$53,283,065

COST OF SALES
Material	46,244,284	36,462,266
Freight out	1,888,544	1,929,489
Variable expenses	3,499,110	3,895,175
Fixed expenses	2,017,236	2,104,515

	53,649,174	44,391,445

GROSS PROFIT	11,736,170	8,891,620

MARKETING AND ADMINISTRATIVE EXPENSES	4,868,522	4,555,571

INCOME FROM OPERATIONS	6,867,648	4,336,049

INTEREST INCOME	119,620	115,762

OTHER INCOME	55,668	336,280

NET INCOME	$7,042,936	$4,788,091

ANNACO, INC.
STATEMENTS OF RETAINED EARNINGS
For the Years Ended November 30, 2006 and 2005

BEGINNING BALANCE - December 1, 2004	$13,496,544

NET INCOME	4,788,091

DISTRIBUTIONS TO STOCKHOLDERS	(7,000,000)

ENDING BALANCE - November 30, 2005	11,284,635

NET INCOME	7,042,936

DISTRIBUTIONS TO STOCKHOLDERS	(4,000,000)

ENDING BALANCE - November 30, 2006	$14,327,571

The accompanying Notes are an integral part of these financial statements.

ANNACO, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended November 30, 2006 and 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$7,042,936	$4,788,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	526,392	496,122
Loss (gain) on the sale of property, equipment and improvements	(13,412)	5,350
Changes in operating assets and liabilities:
Accounts receivable	(1,116,970)	2,169,257
Inventories	1,578,878	(191,908)
Prepaid expenses	74,264	(6,023)
Deposits	89,331	(192,979)
Accounts payable	(235,753)	(321,308)

Accrued liabilities	736,571	(312,525)

TOTAL CASH PROVIDED BY OPERATING ACTIVITIES	8,682,237	6,434,077

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, equipment and improvements	(312,342)	(1,064,995)
Proceeds from sale of property, equipment and improvements	13,412	1,000
Proceeds from sale of cash surrender value of life insurance to shareholder	-	367,842

TOTAL CASH USED IN INVESTING ACTIVITIES	(298,930)	(696,153)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on note payable	(21,542)	(5,385)
Distributions to shareholders	(4,000,000)	(7,000,000)

TOTAL CASH USED IN FINANCING ACTIVITIES	(4,021,542)	(7,005,385)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,361,765	(1,267,461)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,891,643	4,159,104

CASH AND CASH EQUIVALENTS, END OF YEAR	$7,253,408	$2,891,643

SUPPLEMENTAL DATA
Income taxes paid	$106,739	$140,211

NON-CASH FINANCING ACTIVITY:
In August 2005, the Company financed the purchase of $64,624 of equipment.
The accompanying Notes are an integral part of these financial statements.

ANNACO, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2006 and 2005
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Annaco, Inc. (the “Company”) buys, processes and sells ferrous and non-ferrous scrap metals. A significant portion of the Company’s sales are to customers, throughout the United States of America, in the foundry and steel industries.
Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash equivalents are all highly liquid investments with a maturity when purchased of three months or less.
Accounts Receivable
The Company carries its accounts receivable at cost. On a periodic basis, the Company evaluates its accounts receivable and records a write-off for uncollectible accounts, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. Therefore, there is no allowance for bad debts on the balance sheet. Accounts are considered uncollectible if the Company determines the amount cannot be collected, or if it has been turned over for collection.
Inventories
All inventories are stated at the lower of cost, determined by the FIFO method, or market.
Property, Equipment and Improvements
Property, equipment and improvements are recorded at cost. Depreciation is computed using the declining balance and straight-line methods over the estimated useful lives of the assets. Depreciation expense was $521,388 and $491,118 for 2006 and 2005, respectively. Estimated useful lives are as follows:

Machinery and equipment	5-10 years
Furniture and fixtures	5-10 years
Transportation equipment	5-10 years
Leasehold improvements	15-39 years
Intangible Assets
Intangible assets consist of covenants not to compete, customer lists and goodwill and are being amortized over 15 years. Amortization expense was $5,004 for 2006 and 2005, respectively.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and cash depository accounts. The Company grants credit and performs ongoing credit evaluations of its customers, generally not requiring collateral. Sales to two customers totaled approximately $19,903,814 and $20,985,889 for the years ended November 30, 2006 and 2005, respectively. Outstanding account receivables from these customers totaled $2,519,941 and $2,827,202 as of November 30, 2006 and 2005, respectively.
The Company maintains all of its cash accounts in a commercial bank located in Ohio. At various times throughout the year, the Company’s cash balances may have exceed the amount of coverage provided by the Federal Deposit Insurance Corporation of $100,000.
Revenue Recognition
The Company recognizes revenue upon shipment of ordered goods to customers.
Shipping and Handling
The Company charges customers for shipping and handling costs associated with the delivery of product. The revenue for such items is included as revenue and the expenses related to these costs are included as costs of sales.
Advertising Costs
The costs of advertising are charged to expense as incurred. The amounts charged to expense were $21,136 and $21,774, for the years ending November 30, 2006 and 2005, respectively.
Income Taxes
Effective December 1, 1989, the stockholders elected to report as a Subchapter S Corporation for federal and state income tax purposes. Because income taxes are the responsibility of the individual stockholders, no provision for federal and state income taxes is included in

ANNACO, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2006 and 2005
the accompanying financial statements of the Company.
Retained earnings at November 30, 2006 and 2005 include $4,350,343 of corporation earnings from years prior to the Subchapter S election.
NOTE 2 - DEBT
During fiscal year ended November 30, 2005, the Company had a $3,000,000 revolving line of credit that required payment of interest monthly at the bank’s prime rate (7.0% at November 30, 2005). In March 2006 the credit agreement was amended and increased to a $5,000,000 limit with interest paid monthly at the bank’s prime rate (8.25% at November 30, 2006). Outstanding borrowings are collateralized by inventories. There were no borrowings outstanding as of November 30, 2006 and 2005.
In August 2005, the Company entered into a finance arrangement to purchase equipment. The equipment is financed through a long-term note payable which is payable in thirty-six monthly installments and bears zero percent interest. The note is secured by the equipment. The outstanding balances as of November 30, 2006 and 2005 are $37,697 and $59,239, respectively.
NOTE 3 - RETIREMENT PLAN
The Company has a qualified profit-sharing retirement plan covering substantially all employees. The Company contribution to the plan is determined at the discretion of the Board of Directors, subject to the maximum contribution allowed under the Internal Revenue Code. Employees are also permitted to make limited contributions to the plan. Company contributions to the plan were $411,000 and $400,000 for 2006 and 2005, respectively.
The Annaco, Inc. Retirement Accumulation Program allows for employee contributions (employees must have completed three months of service) ranging from 1% to 15% of compensation and matching employer contributions of 25% of the first 4% of compensation. The Company matching contribution to the Annaco, Inc. Retirement Accumulation Program was $19,180 and $16,185 in 2006 and 2005, respectively.
NOTE 4 - OPERATING LEASES
The Company leases its principal facilities under operating leases with two related parties, 943 Hazel, LLC. and Ocanna Plant II LLC, which expire in 2011.
The future minimum operating lease payments are as follows:

2007	$240,000
2008	244,800
2009	249,600
2010	254,400
2011	259,200

$1,248,000

The properties associated with these leases were sold on July 3, 2007 as discussed in more detail in Note 6 below.
Rent expense was $239,400 and $235,200 for 2006 and 2005, respectively.

ANNACO, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2006 and 2005
NOTE 5 - RELATED PARTY TRANSACTION
During 2005, the Company sold an officer’s life insurance policy to the shareholder covered under the policy for the net cash surrender value. The amount received was $367,842.
NOTE 6 - SUBSEQUENT EVENT
Effective July 3, 2007, the Company sold substantially all the operating assets of Annaco, Inc. to Metalico Akron, Inc. for approximately $33.5 million, including a payment for inventory in excess of a predetermined amount that is subject to post-closing adjustment. The Company will receive an annual payment for fiscal years 2007, 2008 and 2009 if the acquired assets perform over a predetermined income level during such periods. The Company is bound by a non-compete and solicitation covenant expiring in June 2012.
At the time of the acquisition, these operating assets were used to secure obligations of Metalico, Inc. under certain loan agreements.